Exhibit 16.1

May 2 2007

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street
Washington, DC 20549

Re:	Dairy Fresh Farms, Inc
File No. 333-111486

We have read Item 4.01 of Form 8-K of Dairy Fresh Farms, Inc. dated May 1, 2007 and agree with such statements concerning our firm.

/s/ Raymond Chabot Grant Thornton LLP

Raymond Chabot Grant Thornton LLP
Ottawa, Canada